UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2007, Virginia Financial Group, Inc. (VFG) accepted the resignation of Fred D. Bowers from the Board of Directors of VFG.

On May 14, 2007, the Board of Directors of VFG approved an amendment to the Virginia Financial Group, Inc. Executive Incentive Plan previously adopted on March 1, 2005, and established 2007 performance targets and target incentive plan payouts for VFG’s executive officers under the amended plan. The amendment reflects changes in performance target measurements, including the selection of two financial performance measures, one stock performance measure and two risk management measures. Further, it modifies the plan by comparing VFG performance to a pre-established group of peer organizations as recommended by an independent consultant retained by the Personnel and Compensation Committee.

Participants and Targeted Incentive Amounts

The 2006 participant target award percentages have been retained for 2007 and are as follows:

Ed Barham – 35% of base salary [= $119,700]

Jeff Farrar – 28% of base salary [= $51,800]

Litz VanDyke – 28% of Base Salary [= $59,629]

[Total Targeted Executive Incentive Amount = $231,129]

Performance Measures, Measurement Criteria and Weighting

The 2007 performance measures, measurement criteria and weightings for all participants for 2007 are as follows:

Measure	Measurement Criteria	Weighting
Earnings per Share Growth	Peer Group Ranking	35%
Balance Sheet Growth (Asset Growth)	Peer Group Ranking	35%
Share Price Growth	Peer Group Ranking	10%
Credit Quality (NPA levels)	Peer Group Ranking	10%
Regulatory Examinations	Pass/Fail	10%

These measures were chosen based on the ability to measure results quantitatively, their simplicity and stakeholder visibility. With respect to the Balance Sheet growth performance measure, balance sheet growth that results from the acquisition of another organization(s) will not be included in the calculation of asset growth in the year the acquisition occurs. Similarly, in years in which a peer group organization makes an acquisition or acquisitions, they will be excluded from the peer comparison.

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Performance Assessment and Awards

For 2007, company performance compared to the peer organizations will be based on the VFG’s ranking against 12 peer organizations. Rankings and resultant awards for each measure based on peer rankings are as follows:

Ranking	% of Target Award Paid
1	200%
2	180%
3	160%
4	140%
5	120%
6	100%
7	80%
8	60%
9	40%
10	20%
11 – 13	0%

Performance with regard to the Regulatory Examinations measure will be pass/fail with a passing rating yielding a target award and a failing rating yielding no award for that component.

The amended Executive Incentive Plan will be filed as an exhibit to the Company’s Form 10-Q for the second quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

May 18, 2007

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